Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

BAXALTA INCORPORATED

OFFER TO EXCHANGE

All outstanding unregistered		$375,000,000 Floating Rate Senior Notes due 2018,
$375,000,000 Floating Rate Senior Notes due 2018,		$375,000,000 2.000% Senior Notes due 2018,
$375,000,000 2.000% Senior Notes due 2018,	in	$1,000,000,000 2.875% Senior Notes due 2020,
$1,000,000,000 2.875% Senior Notes due 2020,	exchange	$500,000,000 3.600% Senior Notes due 2022,
$500,000,000 3.600% Senior Notes due 2022,	for	$1,750,000,000 4.000% Senior Notes due 2025, and
$1,750,000,000 4.000% Senior Notes due 2025, and		$1,000,000,000 5.250% Senior Notes due 2045
$1,000,000,000 5.250% Senior Notes due 2045		which have been registered under the Securities
Act of 1933, as amended

Pursuant to the Prospectus, dated , 2016

The exchange offer will expire at 5:00 p.m. New York City time on             , 2016, unless extended. Tenders may be withdrawn prior to 5:00 p.m. New York City time on the expiration date.

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, and the related letter of transmittal (the Letter of Transmittal) must be used to accept the Exchange Offer of Baxalta Incorporated, a Delaware corporation (the Company), made pursuant to the prospectus, dated             , 2016 (the Prospectus), if (1) certificates for the Company’s Old Notes (as defined below) are not immediately available, (2) the Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal cannot be delivered to The Bank of New York Mellon Trust Company, N.A. (the Exchange Agent) prior to the expiration of the Exchange Offer or (3) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery must be delivered by mail or hand delivery only to the Exchange Agent as set forth below prior to the expiration of the Exchange Offer. In addition, in order to utilize the guaranteed delivery procedures to tender the Old Notes pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal, any other required documents and tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company (DTC)) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, within three (3) business days after the expiration of the Exchange Offer. Capitalized terms not otherwise defined in this Notice of Guaranteed Delivery have the meaning ascribed to them in the Prospectus.

As used herein, “Old Notes” means the Company’s outstanding unregistered $375,000,000 aggregate principal amount of floating rate senior notes due 2018 (the Old Floating 2018 Notes), $375,000,000 aggregate principal amount of 2.000% senior notes due 2018 (the Old Fixed 2018 Notes), $1,000,000,000 aggregate principal amount of 2.875% senior notes due 2020 (the Old 2020 Notes), $500,000,000 aggregate principal amount of 3.600% senior notes due 2022 (the Old 2022 Notes), $1,750,000,000 aggregate principal amount of 4.000% senior notes due 2025 (the Old 2025 Notes) and $1,000,000,000 aggregate principal amount of 5.250% senior notes due 2045 (the Old 2045 Notes), each of which was issued on June 23, 2015.

The Exchange Agent for the Exchange Offer is:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By Overnight Courier, Registered/ Certified Mail and by Hand:

The Bank of New York Mellon Trust Company, N.A.

c/o The Bank of New York Mellon Corporation

Corporate Trust Operation—Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Ms. Pamela Adamo

Baxalta Incorporated

Floating Rate Senior Notes due 2018

2.000% Senior Notes due 2018

2.875% Senior Notes due 2020

3.600% Senior Notes due 2022

4.000% Senior Notes due 2025

5.250% Senior Notes due 2045

To Confirm by Telephone:

(315) 414-3317

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which are hereby acknowledged, the undersigned hereby tenders to the Company the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures described under the heading “Terms of the Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus and in Instruction 14 of the Letter of Transmittal. Delivery of documents to DTC to the Trustee or to the Company does not constitute delivery to the Exchange Agent.

PLEASE SIGN AND COMPLETE

Name(s) of Registered Holder(s):
(Please Print or Type)

Address(es):

Area Code and Telephone No.:

Principal Amount of Old Floating 2018 Notes Tendered:*	Certificate No(s). (if available):

$

$

$

Principal Amount of Old Fixed 2018 Notes Tendered:*	Certificate No(s). (if available):

$

$

$

Principal Amount of Old 2020 Notes Tendered:*	Certificate No(s). (if available):

$

$

$

Principal Amount of Old 2022 Notes Tendered:*	Certificate No(s). (if available):

$

$

$

Principal Amount of Old 2025 Notes Tendered:*	Certificate No(s). (if available):

$

$

$

Principal Amount of Old 2045 Notes Tendered:*	Certificate No(s). (if available):

$

$

$

* Must be in minimum denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof.

If Old Notes will be delivered by book-entity transfer to DTC, provide the DTC account number and transaction number.

DTC Account Number

Transaction Code Number

All authority conferred or agreed to be conferred in this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned. Every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

Must be signed by the holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery.

Signature(s) of Registered Holder(s) of Authorized Signatory	Date

If signature is by attorney-in-fact, trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es)

Name(s):

Title/Capacity:

Address(es):

GUARANTEE OF DELIVERY

(Not to be Used for Signature Guarantees)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or a correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the undersigned will deliver to the Exchange Agent the certificate(s) representing the Old Notes being tendered by this Notice of Guaranteed Delivery in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent’s account at the book-entry transfer facility of DTC) with a properly completed and duly executed Letter of Transmittal and any other required documents, all within three (3) business days after the expiration of the Exchange Offer.

Name of Firm
(Authorized Signature)

Address	Name
Please Print or Type

Zip Code	Title

Area Code and Telephone No.

Dated

The institution that completes this form must communicate the guarantee to the Exchange Agent by the expiration of the Exchange Offer and must deliver the certificates representing any Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent’s account at DTC), the Letter of Transmittal and any other required documents to the Exchange Agent within the time period shown in this Notice of Guaranteed Delivery. Failure to do so could result in a financial loss to such institution.

NOTE:	DO NOT SEND CERTIFICATES OF OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD ONLY BE SENT TO THE EXCHANGE AGENT WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.